Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-129329 of our report dated September 26, 2005, relating to the consolidated financial statements of Magellan Petroleum Corporation, appearing in the Prospectus/Proxy Statement, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus/Proxy Statement.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
December 14, 2005